UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 6, 2013

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 404-1800

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 6, 2013, Vail Resorts, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered:  (1) the election of the eight director nominees named in the proxy statement; (2) the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending July 31, 2014; and (3) an advisory resolution to approve the compensation of the Company’s named executive officers. The Company’s stockholders voted as follows on these matters:

1.               The Company’s stockholders elected the eight director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Roland A. Hernandez	30,896,713	3,525,758	24,714	952,092
Robert A. Katz	33,887,245	535,640	24,300	952,092
Richard D. Kincaid	34,404,293	18,152	24,740	952,092
John T. Redmond	34,415,959	6,604	24,622	952,092
Hilary A. Schneider	34,417,786	4,832	24,567	952,092
D. Bruce Sewell	34,415,095	7,505	24,585	952,092
John F. Sorte	34,132,170	290,393	24,622	952,092
Peter A. Vaughn	34,415,892	6,811	24,482	952,092

2.                The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2014 with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
35,025,205	348,077	25,995	—

3.               The Company’s stockholders approved the advisory resolution to approve the compensation of the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
34,319,992	97,800	29,393	952,092

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.

Date: December 10, 2013	By:	/s/ Randall E. Mehrberg
Randall E. Mehrberg
Executive Vice President & General Counsel